EXHIBIT 99.1
For Immediate Release

Hasbro Reports Third Quarter Financial Results
Reiterates full-year guidance of flat to slightly down revenue in constant currency and a 50-basis point expansion of adjusted operating margin to 16%

Pawtucket, R.I., October 18, 2022 -- Hasbro, Inc. (NASDAQ: HAS), a global branded entertainment leader, today reported financial results for the third quarter 2022.

Revenues of $1.68 billion were down 15% year-over-year, a decline of 12% on a constant currency basis. Operating profit of $194.3 million declined 47%, or 31% on an adjusted basis. These results were primarily impacted by the acceleration of Consumer Products shipments by our retailers into the second quarter due to anticipated supply chain challenges, as well as MAGIC: THE GATHERING set releases and entertainment content scheduled for release in the fourth quarter versus the third quarter last year.

"As expected, the third quarter is our most difficult comparison and was further impacted by increasing price sensitivity for the average consumer," said Chris Cocks, Hasbro chief executive officer. "To achieve our full-year outlook, we are projecting Hasbro’s fourth quarter revenue to be approximately flat versus last year on a constant currency basis with particular strength from our Wizards and Digital Gaming segment. Growth will be driven by what we expect to be one of the biggest fourth quarters for MAGIC: THE GATHERING as we kick off the brand’s 30th anniversary and celebrate Hasbro’s first ever $1 billion brand."

Cocks continued: “Hasbro is well positioned for growth in 2023 and beyond as we execute our new strategic plan focused on bigger brands, stronger profits and consumer-focused leadership. We are committed to an industry-leading dividend and a 3-year program to drive $250-300 million per year in cost savings, including $50 million in annualized run-rate for year-end 2022. We have a strong line up of new products in Q4 and into next year, 7 new blockbuster films and 20+ streaming and TV shows that we are merchandising against starting with November’s Marvel Studios' Black Panther: Wakanda Forever and our Transformers: EarthSpark.”

"In early October, we shared the results of our nine-month strategic review including our plan to drive accelerated growth and profit over the next five years," said Deborah Thomas, Hasbro chief financial officer. "Our work to deliver disciplined, high-return growth to drive long-term shareholder value is well under way. Our balance sheet remains strong and well positioned to meet our objectives. We are focused on selling through inventory and managing our business to deliver to our 16% adjusted operating profit margin target and meet our long-term goals."

Third Quarter 2022 Financial Results

$ Millions, except earnings per share	Q3 2022	Q3 2021	% Change
Net Revenues[1]	$1,675.9	$1,970.0	-15%

Operating Profit	$194.3	$367.9	-47%
Adjusted Operating Profit[2]	$270.5	$389.6	-31%

Net Earnings	$129.2	$253.2	-49%
Net Earnings per Diluted Share	$0.93	$1.83	-49%

Adjusted Net Earnings[2]	$196.2	$271.2	-28%
Adjusted Net Earnings per Diluted Share[2]	$1.42	$1.96	-28%

EBITDA[2]	$267.1	$443.0	-40%
Adjusted EBITDA[2]	$345.5	$462.1	-25%
1Foreign exchange had a negative $53.7 million impact, or 3%, on third quarter 2022 revenue
2See the financial tables accompanying this press release for a reconciliation of GAAP and non-GAAP financial measures.

Third Quarter 2022 Major Segment Performance

Q3 2022 Major Segments ($ Millions)	Net Revenues			Operating Profit (Loss)		Adjusted Operating Profit[1]
	Q3 2022	Q3 2021	% Change	Q3 2022	Q3 2021	Q3 2022	Q3 2021
Consumer Products	$1,160.8	$1,282.7	-10%	$136.8	$210.4	$145.8	$210.4
Wizards of the Coast and Digital Gaming	$303.5	$360.2	-16%	$102.2	$159.4	$102.2	$159.4
Entertainment	$211.6	$327.1	-35%	$(28.9)	$22.4	$5.9	$42.1

Q3 2022 Major Segments ($ Millions)	EBITDA		Adjusted EBITDA[1]
	Q3 2022	Q3 2021	Q3 2022	Q3 2021
Consumer Products	$217.8	$253.5	$226.5	$262.5
Wizards of the Coast and Digital Gaming	$105.7	$170.9	$111.0	$174.2
Entertainment	$(4.8)	$44.1	$28.2	$49.6
1Reconciliations are included in the attached schedules under the heading "Reconciliation of Adjusted Operating Profit" and “Reconciliation of EBITDA and Adjusted EBITDA.”

Consumer Products segment revenues decreased 10%.
•Revenue decreased 6% excluding a negative $40.0 million impact of foreign exchange, $31.1 million of which was in Europe.
•The segment's 31% decline in adjusted operating profit is the result of lower revenue as well as higher allowances, promotional activity and costs associated with higher inventory levels.
•For the full year, revenue is expected to decline low-single digits from full year 2021 in constant currency, with adjusted operating profit margin down slightly from 2021's 10.1%.

Wizards of the Coast and Digital Gaming segment revenues decreased 16%.
•Revenues decreased 13% excluding a negative $8.7 million impact of foreign exchange.
•Operating profit of $102.2 million was down 36% and reflects the lower revenue, higher product costs, incremental royalty expense with new Universes Beyond card set releases,

amortization from the acquisition of D&D Beyond and continued higher investment in development. These declines were partially offset by launch-related product development, advertising and depreciation costs associated with Dark Alliance that released in early third quarter 2021.
•For the full-year, on a constant currency basis, we expect high-single digit revenue growth behind a strong MAGIC: THE GATHERING tabletop release schedule for the fourth quarter. Operating profit margin is expected to be at or above 40%, down from 42.5% for full-year 2021, as we continue investing for long term growth in these valuable brands.

Entertainment segment revenue decreased 35%.
•Revenues declined 34% excluding a negative $5.0 million impact of foreign exchange.
•Film & TV revenue declined 26% reflecting the expected comparison to direct to streaming releases of the films Come from Away and Finch released in the prior period.
◦Family Brands revenue declined 78% primarily due to the delivery of My Little Pony: A New Generation film in third quarter 2021 which did not have a comparable film release this year.
•Adjusted operating profit decreased 86% on lower revenues, in particular the decline in film revenue.
•For the full-year, on a constant currency basis and excluding the music business which was sold in 2021, we expect revenue to decline mid-single digits as we divest of certain non-core businesses, and some deliveries of scripted TV and film releases move to the first quarter of 2023. Adjusted operating profit is expected to be approximately in line with or slightly up from last year's adjusted operating profit margin absent the music business of 7.8%.

Third Quarter 2022 Brand Portfolio Performance

Brand Performance ($ Millions)	Net Revenues
	Q3 2022	Q3 2021	% Change
Franchise Brands[1]	$814.1	$925.1	-12%
Partner Brands	$349.9	$366.7	-5%
Hasbro Gaming[2]	$211.3	$281.9	-25%
Emerging Brands	$123.4	$134.4	-8%
TV/Film/Entertainment	$177.2	$261.9	-32%
1Effective in the first quarter of 2022, the Company moved PEPPA PIG into Franchise Brands from Emerging Brands. For comparability, third quarter 2021 net revenues have been restated to reflect the elevation of PEPPA PIG from Emerging Brands into Franchise Brands resulting in a change of $43.1 million.
2Hasbro's total gaming category, including all gaming revenue, most notably MAGIC: THE GATHERING and MONOPOLY, totaled $508.6 million for the third quarter 2022, down 23% versus the third quarter 2021.

Blueprint 2.0 & Operational Excellence
At the Company's investor day on October 4, 2022, Hasbro unveiled its Blueprint 2.0. This new consumer-centric approach focuses on fewer, bigger brands, expanded licensing, branded entertainment, and driving high-margin growth in games, digital and direct.

In support of the Blueprint 2.0, Hasbro announced an Operational Excellence program to deliver $250-300 million in annualized run-rate cost savings by year-end 2025. The Company expects cash costs of $200 million to implement the program, including an expected $20 million in 2022. A $55.3 million charge was recorded in the third quarter associated with the program primarily from a loss on assets held for sale as well as severance and other employee charges.

Company Outlook
The Company's 2022 guidance includes:
•Full-year 2022 revenue flat to slightly down in constant currency
•16% adjusted operating profit margin, excluding Operational Excellence charge and other non-GAAP items(1)

(1) The Company is not able to reconcile its forward-looking non-GAAP adjusted operating profit margin measures because the Company cannot predict with certainty the timing and amounts of discrete items such as charges associated with its cost-savings program, which could impact GAAP results.

Capital Priorities
During the third quarter, Hasbro paid $96.7 million in cash dividends to shareholders. The next dividend of $0.70 per common share was previously declared and will be payable on November 15, 2022 to shareholders of record at the close of business on November 1, 2022.

Given the progress made toward reducing debt, the Company repurchased 1.4 million shares of Hasbro common stock at a total price of $125.0 million year-to-date 2022. $242.6 million remains available in the Company's share repurchase program. The Company remains on track to achieve its target gross debt to adjusted EBITDA of 2.0 to 2.5X in the second half of 2023 or sooner, depending on business performance and other factors.

Conference Call Webcast
Hasbro will webcast its third quarter 2022 earnings conference call at 8:30 a.m. Eastern Time today. To listen to the live webcast and access the accompanying presentation slides, please go to https://investor.hasbro.com. The replay of the call will be available on Hasbro’s website approximately 2 hours following completion of the call.
About Hasbro
Hasbro (NASDAQ: HAS) is a global branded entertainment leader whose mission is to entertain and connect generations of fans through the wonder of storytelling and exhilaration of play. Hasbro delivers engaging brand experiences for global audiences through gaming, consumer products and entertainment, with a portfolio of iconic brands including MAGIC: THE GATHERING, DUNGEONS & DRAGONS, Hasbro Gaming, NERF, TRANSFORMERS, PLAY-DOH and PEPPA PIG, as well as premier partner brands.

Hasbro is guided by our Purpose to create joy and community for all people around the world, one game, one toy, one story at a time. For more than a decade, Hasbro has been consistently recognized for its corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL Media, one of the World’s Most Ethical Companies by Ethisphere Institute and one of the 50 Most Community-Minded Companies in the U.S. by the Civic 50. For more information, visit www.corporate.hasbro.com.

© 2022 Hasbro, Inc. All Rights Reserved.
Forward Looking Statement Safe Harbor

Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by the use of forward-looking words or phrases, include statements relating to: our business strategies and plans for growth; anticipated profit growth, cost savings and cash costs to achieve savings; expectations relating to products, gaming and entertainment to be developed and delivered in the near term; including debt to EBITDA targets and anticipated financial performance in the fourth quarter and full-year 2022. Our actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Factors that might cause such a difference include, but are not limited to:

•our ability to successfully execute on our Blueprint 2.0 strategy, including to focus on and scale select business initiatives and brands to drive profitability;
•our ability to design, develop, manufacture, and ship products on a timely, cost-effective and profitable basis;
•our ability to successfully compete in the global play and entertainment industry, including with manufacturers, marketers, and sellers of toys and games, digital gaming products and digital media, as well as with film studios, television production companies and independent distributors and content producers;
•our ability to successfully evolve and transform our business and capabilities to successfully address the global consumer landscape;
•inflation and downturns in global and regional economic conditions impacting one or more of the markets in which we sell products, which can negatively impact our retail customers and consumers, result in lower employment levels, consumer disposable income, retailer inventories and spending, including lower spending on purchases of our products;
•our dependence on third party relationships, including with third party manufacturers, licensors of brands, studios, content producers and entertainment distribution channels;
•risks relating to the concentration of manufacturing for many of our products in the People’s Republic of China and our ability to successfully diversify sourcing of our products to reduce reliance on sources of supply in China;
•our ability to successfully develop and continue to execute plans to mitigate the negative impact of the coronavirus on our business;
•risks related to other economic and public health conditions or regulatory changes in the markets in which we and our customers, partners, licensees, suppliers and manufacturers operate, such as inflation, rising interest rates, higher commodity prices, labor costs or transportation costs, or outbreaks of disease, the occurrence of which could create work slowdowns, delays or shortages in production or shipment of products, increases in costs or delays in revenue;
•risks associated with international operations, such as currency conversion, currency fluctuations, the imposition of tariffs, quotas, shipping delays or difficulties, border adjustment taxes or other protectionist measures, and other challenges in the territories in which we operate;
•the success of our key partner brands, including the ability to secure, maintain and extend agreements with our key partners or the risk of delays, increased costs or difficulties associated with any of our or our partners’ planned digital applications or media initiatives;
•risks related to our leadership changes;
•our ability to attract and retain talented and diverse employees;
•our ability to realize the benefits of cost-savings and efficiency and/or revenue and operating profit enhancing initiatives;
•risks relating to the impairment and/or write-offs of products and content we acquire and produce;
•risks relating to investments, acquisitions and dispositions, including the ability to realize the anticipated benefits of acquired assets or businesses;
•fluctuations in our business due to seasonality;
•the concentration of our customers, potentially increasing the negative impact to our business of difficulties experienced by any of our customers or changes in their purchasing or selling patterns;
•the bankruptcy or other lack of success of one or more of our significant retailers, licensees and other partners; and
•other risks and uncertainties as may be detailed from time to time in our public announcements and U.S. Securities and Exchange Commission (“SEC”) filings.

The statements contained herein are based on our current beliefs and expectations. We undertake no obligation to make any revisions to the forward-looking statements contained in this press release or to update them to reflect events or circumstances occurring after the date of this press release.

Non-GAAP Financial Measures
The financial tables accompanying this press release include non-GAAP financial measures as defined under SEC rules, specifically Adjusted operating profit, Adjusted net earnings and Adjusted net earnings per diluted share, which exclude, where applicable, acquisition and related costs, acquired intangible amortization, Operational Excellence charges as well as 2021 losses on the music sale and charges from UK tax reform. Also included in this press release are the non-GAAP financial measures of EBITDA and Adjusted EBITDA. EBITDA represents net earnings attributable to Hasbro, Inc. excluding interest expense, income tax expense, net earnings (loss) attributable to noncontrolling interests, depreciation and amortization of intangibles. Segment EBITDA represents segment operating profit (loss) plus other income or expense, less depreciation and amortization of intangibles. Adjusted EBITDA also excludes Operational Excellence charges and the impact of stock compensation (including acquisition-related stock expense). As required by SEC rules, we have provided reconciliations on the attached schedules of these measures to the most directly comparable GAAP measure. Management believes that Adjusted net earnings, Adjusted net earnings per diluted share and Adjusted operating profit provide investors with an understanding of the underlying performance of our business absent unusual events. Management believes that EBITDA and Adjusted EBITDA are appropriate measures for evaluating the operating performance of our business because they reflect the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions. The impact of changes in foreign currency exchange rates used to translate the consolidated statements of operations is quantified by translating the current period revenues at the prior period exchange rates and comparing this amount to the prior period reported revenues. The Company believes that the presentation of the impact of changes in exchange rates, which are beyond the Company’s control, is helpful to an investor’s understanding of the performance of the underlying business. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in our consolidated financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

HAS-E
Investors: Debbie Hancock | Hasbro, Inc. | (401) 727-5401 | debbie.hancock@hasbro.com
Media: Carrie Ratner | Hasbro, Inc. | (401) 556-2720 | carrie.ratner@hasbro.com

# # #
(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions of Dollars)

	September 25, 2022	September 26, 2021
ASSETS
Cash and Cash Equivalents	$551.6	$1,181.2
Accounts Receivable, Net	1,188.8	1,476.6
Inventories	844.5	544.1
Prepaid Expenses and Other Current Assets	658.8	528.5
Assets Held for Sale	16.8	—
Total Current Assets	3,260.5	3,730.4
Property, Plant and Equipment, Net	411.8	441.9
Goodwill	3,469.8	3,420.2
Other Intangible Assets, Net	1,079.7	1,209.5
Other Assets	1,404.3	1,428.4
Total Assets	$9,626.1	$10,230.4

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS' EQUITY
Short-Term Borrowings	$122.3	$0.9
Current Portion of Long-Term Debt	122.6	187.6
Accounts Payable and Accrued Liabilities	2,097.0	2,261.9
Liabilities Held for Sale	15.0	—
Total Current Liabilities	2,356.9	2,450.4
Long-Term Debt	3,725.1	3,977.4
Other Liabilities	545.1	722.5
Total Liabilities	6,627.1	7,150.3
Redeemable Noncontrolling Interests	—	22.9
Total Shareholders' Equity	2,999.0	3,057.2
Total Liabilities, Noncontrolling Interests and Shareholders' Equity	$9,626.1	$10,230.4

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Millions of Dollars and Shares Except Per Share Data)

	Quarter Ended				Nine Months Ended
	September 25, 2022	% Net Revenues	September 26, 2021	% Net Revenues	September 25, 2022	% Net Revenues	September 26, 2021	% Net Revenues
Net Revenues	$1,675.9	100.0%	$1,970.0	100.0%	$4,178.2	100.0%	$4,407.0	100.0%
Costs and Expenses:
Cost of Sales	586.6	35.0%	609.5	30.9%	1,331.2	31.9%	1,244.4	28.2%
Program Cost Amortization	146.5	8.7%	187.9	9.5%	365.7	8.8%	396.1	9.0%
Royalties	135.1	8.1%	171.8	8.7%	335.3	8.0%	392.2	8.9%
Product Development	82.4	4.9%	80.1	4.1%	231.2	5.5%	229.1	5.2%
Advertising	115.2	6.9%	163.3	8.3%	277.0	6.6%	356.6	8.1%
Amortization of Intangibles	26.9	1.6%	27.7	1.4%	81.2	1.9%	90.3	2.0%
Selling, Distribution and Administration	365.8	21.8%	361.8	18.4%	1,000.1	23.9%	1,004.7	22.8%
Loss on Assets Held for Sale	23.1	1.4%	—	0.0%	23.1	0.6%	—	0.0%
Loss on Disposal of Business	—	0.0%	—	0.0%	—	0.0%	101.8	2.3%
Operating Profit	194.3	11.6%	367.9	18.7%	533.4	12.8%	591.8	13.4%
Interest Expense	41.9	2.5%	43.3	2.2%	125.2	3.0%	137.3	3.1%
Other Expense (Income), Net	(13.2)	-0.8%	1.2	0.1%	(17.5)	-0.4%	(39.5)	-0.9%
Earnings before Income Taxes	165.6	9.9%	323.4	16.4%	425.7	10.2%	494.0	11.2%
Income Tax Expense	37.4	2.2%	68.5	3.5%	94.1	2.3%	143.5	3.3%
Net Earnings	128.2	7.6%	254.9	12.9%	331.6	7.9%	350.5	8.0%
Net Earnings (Loss) Attributable to Noncontrolling Interests	(1.0)	-0.1%	1.7	0.1%	(0.8)	0.0%	4.0	0.1%
Net Earnings Attributable to Hasbro, Inc.	$129.2	7.7%	$253.2	12.9%	$332.4	8.0%	$346.5	7.9%

Per Common Share
Net Earnings
Basic	$0.93		$1.83		$2.39		$2.51
Diluted	$0.93		$1.83		$2.39		$2.51

Cash Dividends Declared	$0.70		$0.68		$2.10		$2.04

Weighted Average Number of Shares
Basic	138.3		138.1		138.9		137.9
Diluted	138.5		138.5		139.1		138.3

HASBRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions of Dollars)

	Nine Months Ended
	September 25, 2022	September 26, 2021
Cash Flows from Operating Activities:
Net Earnings	$331.6	$350.5
Other Non-Cash Adjustments	567.1	814.2
Changes in Operating Assets and Liabilities	(636.5)	(479.1)
Net Cash Provided by Operating Activities	262.2	685.6

Cash Flows from Investing Activities:
Additions to Property, Plant and Equipment	(130.7)	(98.1)
Investments and Acquisitions	(146.3)	—
Proceeds from Sale of Business, Net of Cash	—	379.2
Other	11.2	(3.6)
Net Cash (Utilized) Provided by Investing Activities	(265.8)	277.5

Cash Flows from Financing Activities:
Proceeds from Long-Term Debt	3.3	127.6
Repayments of Long-Term Debt	(182.0)	(1,062.1)
Net Proceeds (Repayments) from Short-Term Borrowings	121.6	(6.2)
Purchases of Common Stock	(125.0)	—
Stock-Based Compensation Transactions	74.2	24.6
Dividends Paid	(288.6)	(280.7)
Payments Related to Tax Withholding for Share-Based Compensation	(21.1)	(10.8)
Debt Extinguishment Costs	—	(9.1)
Other	(25.4)	(6.8)
Net Cash Utilized by Financing Activities	(443.0)	(1,223.5)

Effect of Exchange Rate Changes on Cash	(16.2)	(8.1)

Net Decrease in Cash Balances Classified as Held for Sale	(4.8)	—

Net Decrease in Cash and Cash Equivalents	(467.6)	(268.5)

Cash and Cash Equivalents at Beginning of Year	1,019.2	1,449.7

Cash and Cash Equivalents at End of Period	$551.6	$1,181.2

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
SEGMENT RESULTS - AS REPORTED AND AS ADJUSTED
(Unaudited)
(Millions of Dollars)

Operating Results
	Quarter Ended September 25, 2022			Quarter Ended September 26, 2021
	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues (1)	$1,675.9	$—	$1,675.9	$1,970.0	$—	$1,970.0	-15%
Operating Profit	194.3	76.2	270.5	367.9	21.7	389.6	-31%
Operating Margin	11.6%	4.5%	16.1%	18.7%	1.1%	19.8%
EBITDA	267.1	78.4	345.5	443.0	19.1	462.1	-25%

Segment Results
Consumer Products:
External Net Revenues (2)	$1,160.8	$—	$1,160.8	$1,282.7	$—	$1,282.7	-10%
Operating Profit	136.8	9.0	145.8	210.4	—	210.4	-31%
Operating Margin	11.8%	0.8%	12.6%	16.4%	—	16.4%
EBITDA	217.8	8.7	226.5	253.5	9.0	262.5	-14%

Wizards of the Coast and Digital Gaming:
External Net Revenues (3)	$303.5	$—	$303.5	$360.2	$—	$360.2	-16%
Operating Profit	102.2	—	102.2	159.4	—	159.4	-36%
Operating Margin	33.7%	—	33.7%	44.3%	—	44.3%
EBITDA	105.7	5.3	111.0	170.9	3.3	174.2	-36%

Entertainment:
External Net Revenues (4)	$211.6	$—	$211.6	$327.1	$—	$327.1	-35%
Operating (Loss) Profit	(28.9)	34.8	5.9	22.4	19.7	42.1	-86%
Operating Margin	-13.7%	16.4%	2.8%	6.8%	6.0%	12.9%
EBITDA	(4.8)	33.0	28.2	44.1	5.5	49.6	-43%

Corporate and Other:
Operating (Loss) Profit	$(15.8)	$32.4	$16.6	$(24.3)	$2.0	$(22.3)	>100%
EBITDA	(51.6)	31.4	(20.2)	(25.5)	1.3	(24.2)	17%

	Quarter Ended
	September 25, 2022	September 26, 2021	% Change
(1) Net Revenues by Brand Portfolio
Franchise Brands (i)	$814.1	$925.1	-12%
Partner Brands	349.9	366.7	-5%
Hasbro Gaming (ii)	211.3	281.9	-25%
Emerging Brands (i)	123.4	134.4	-8%
TV/Film/Entertainment	177.2	261.9	-32%
Total	$1,675.9	$1,970.0

(i) Effective in the first quarter of 2022, the Company moved PEPPA PIG into Franchise Brands from Emerging Brands. For comparability, the quarter ended September 26, 2021 net revenues have been restated to reflect the elevation of PEPPA PIG from Emerging Brands into Franchise Brands resulting in a change of $43.1.

(ii) Hasbro's total gaming category, including all gaming revenue, most notably MAGIC: THE GATHERING and MONOPOLY, totaled $508.6 for the quarter ended September 25, 2022, down 23% from revenues of $658.6 for the quarter ended September 26, 2021.

	Quarter Ended
	September 25, 2022	September 26, 2021	% Change
(2) Consumer Products Segment Net Revenues by Major Geographic Region
North America	$693.3	$805.0	-14%
Europe	271.6	304.2	-11%
Asia Pacific	82.8	75.5	10%
Latin America	113.1	98.0	15%
Total	$1,160.8	$1,282.7

	Quarter Ended
	September 25, 2022	September 26, 2021	% Change
(3) Wizards of the Coast and Digital Gaming Net Revenues by Category
Tabletop Gaming	$246.3	$269.4	-9%
Digital and Licensed Gaming	57.2	90.8	-37%

Total	$303.5	$360.2

	Quarter Ended
	September 25, 2022	September 26, 2021	% Change
(4) Entertainment Segment Net Revenues by Category
Film and TV	$188.6	$255.4	-26%
Family Brands	13.6	60.5	-78%
Music and Other	9.4	11.2	-16%
Total	$211.6	$327.1

Operating Results
	Nine Months Ended September 25, 2022			Nine Months Ended September 26, 2021
	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues (5)	$4,178.2	$—	$4,178.2	$4,407.0	$—	$4,407.0	-5%
Operating Profit	533.4	119.9	653.3	591.8	183.5	775.3	-16%
Operating Margin	12.8%	2.9%	15.6%	13.4%	4.2%	17.6%
EBITDA	726.5	119.4	845.9	837.8	165.9	1,003.7	-16%

Segment Results
Consumer Products:
External Net Revenues (6)	$2,567.8	$—	$2,567.8	$2,625.8	$—	$2,625.8	-2%
Operating Profit	138.9	28.9	167.8	260.5	—	260.5	-36%
Operating Margin	5.4%	1.1%	6.5%	9.9%	—	9.9%
EBITDA	300.9	24.6	325.5	359.5	23.6	383.1	-15%

Wizards of the Coast and Digital Gaming:
External Net Revenues (7)	$986.1	$—	$986.1	$1,008.7	$—	$1,008.7	-2%
Operating Profit	434.2	—	434.2	462.3	—	462.3	-6%
Operating Margin	44.0%	—	44.0%	45.8%	—	45.8%
EBITDA	439.2	15.0	454.2	490.1	9.0	499.1	-9%

Entertainment:
External Net Revenues (8)	$624.3	$—	$624.3	$772.5	$—	$772.5	-19%
Operating (Loss) Profit	(2.4)	52.3	49.9	(74.3)	168.2	93.9	-47%
Operating Margin	-0.4%	8.4%	8.0%	-9.6%	21.8%	12.2%
EBITDA	45.3	44.7	90.0	25.1	116.3	141.4	-36%

Corporate and Other:
Operating (Loss) Profit	$(37.3)	$38.7	$1.4	$(56.7)	$15.3	$(41.4)	>100%
EBITDA	(58.9)	35.1	(23.8)	(36.9)	17.0	(19.9)	-20%

	Nine Months Ended
	September 25, 2022	September 26, 2021	% Change
(5) Net Revenues by Brand Portfolio
Franchise Brands (i)	$2,101.1	$2,125.4	-1%
Partner Brands	775.8	766.7	1%
Hasbro Gaming (ii)	480.7	565.3	-15%
Emerging Brands (i)	291.8	297.2	-2%
TV/Film/Entertainment	528.8	652.4	-19%
Total	$4,178.2	$4,407.0

(i) Effective in the first quarter of 2022, the Company moved PEPPA PIG into Franchise Brands from Emerging Brands. For comparability, the nine months ended September 26, 2021 net revenues have been restated to reflect the elevation of PEPPA PIG from Emerging Brands into Franchise Brands resulting in a change of $102.0.

(ii) Hasbro's total gaming category, including all gaming revenue, most notably MAGIC: THE GATHERING and MONOPOLY, totaled $1,415.7 for the year ended September 25, 2022, down 8% from revenues of $1,543.3 for the year ended September 26, 2021.

	Nine Months Ended
	September 25, 2022	September 26, 2021	% Change
(6) Consumer Products Segment Net Revenues by Major Geographic Region
North America	$1,531.8	$1,559.1	-2%
Europe	610.4	669.2	-9%
Asia Pacific	201.6	208.7	-3%
Latin America	224.0	188.8	19%
Total	$2,567.8	$2,625.8

	Nine Months Ended
	September 25, 2022	September 26, 2021	% Change
(7) Wizards of the Coast and Digital Gaming Net Revenues by Category
Tabletop Gaming	$800.3	$760.1	5%
Digital and Licensed Gaming	185.8	248.6	-25%
Total	$986.1	$1,008.7

	Nine Months Ended
	September 25, 2022	September 26, 2021	% Change
(8) Entertainment Segment Net Revenues by Category
Film and TV	$527.0	$586.1	-10%
Family Brands	59.6	105.4	-43%
Music and Other	37.7	81.0	-53%
Total	$624.3	$772.5

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars)

Reconciliation of Adjusted Operating Profit

	Quarter Ended		Nine Months Ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021

Operating Profit (Loss)	$194.3	$367.9	$533.4	$591.8
Consumer Products	136.8	210.4	138.9	260.5
Wizards of the Coast and Digital Gaming	102.2	159.4	434.2	462.3
Entertainment	(28.9)	22.4	(2.4)	(74.3)
Corporate and Other	(15.8)	(24.3)	(37.3)	(56.7)

Non-GAAP Adjustments (1)	$76.2	$21.7	$119.9	$183.5
Consumer Products	9.0	—	28.9	—
Entertainment	34.8	19.7	52.3	168.2
Corporate and Other	32.4	2.0	38.7	15.3

Adjusted Operating Profit (Loss)	$270.5	$389.6	$653.3	$775.3
Consumer Products	145.8	210.4	167.8	260.5
Wizards of the Coast and Digital Gaming	102.2	159.4	434.2	462.3
Entertainment	5.9	42.1	49.9	93.9
Corporate and Other	16.6	(22.3)	1.4	(41.4)

(1) Non-GAAP Adjustments include the following:
Acquisition-related costs (i)	$3.8	$2.0	$10.1	$5.8
Acquired intangible amortization (ii)	17.1	19.7	54.5	66.4
Loss on disposal of business and related costs (iii)	—	—	—	111.3
Operational Excellence charges (iv)
Loss on assets held for sale (a)	23.1	—	23.1	—
Impairment of assets (b)	3.7	—	3.7	—
Severance and other employee charges (c)	21.3	—	21.3	—

Consultant fees (c)	7.2	—	7.2	—
Total	$76.2	$21.7	$119.9	$183.5

(i) In association with the Company's acquisition of eOne, the Company incurred stock compensation expenses of $3.8 ($3.3 after-tax) and $10.1 ($8.9 after-tax) in the quarter and nine months ended September 25, 2022, respectively, and $2.0 ($1.7 after-tax) and $5.8 ($5.0 after-tax) in the quarter and nine months ended September 26, 2021, respectively. The expense is included within Selling, Distribution and Administration.
(ii) Represents intangible amortization costs related to the intangible assets acquired in the eOne acquisition. Beginning in 2022, the Company has allocated certain of these intangible amortization costs between the Consumer Products and Entertainment segments, to match the revenue generated from such intangible assets. In 2021, the intangible amortization costs were recorded within the Entertainment segment.
(iii) On April 25, 2021, the Company entered into a definitive agreement to sell the eOne music business for an aggregate sales price of $385.0, subject to certain closing adjustments related to working capital and net debt. As such, the assets and liabilities of eOne music were revalued in the second quarter of 2021 and disclosed separately on the balance sheet. The charge of $111.3 is comprised of a goodwill impairment loss of $101.8 (included within Loss on Assets Held for Sale) and transaction costs of $9.5 (included within Selling, Distribution and Administration). The after-tax combined charge is $109.1.
(iv) On October 4, 2022, the Company announced the results of its strategic review, which identified opportunities to drive accelerated growth and profit by focusing investments on our most valuable and profitable franchises across the segments. In the quarter and nine months ended September 25, 2022, the charge of $55.3 ($49.4 after-tax) consists of:
(a) Loss on assets held for sale of $23.1 ($21.1 after-tax) related to the exit of non-core businesses within the Entertainment segment. The assets and liabilities of these businesses were revalued and disclosed separately on the balance sheet. The charge is comprised of a goodwill impairment loss of $11.8 and other asset impairments of $11.3.
(b) Assets impairment of $3.7 ($3.7 after-tax) related to projects discontinued as part of the strategic review included in Program Cost Amortization within the Entertainment segment.
(c) Severance and other employee charges of $21.3 associated with cost-savings initiatives across the Company and program related consultant fees of $7.2 included within Selling, Distribution and Administration. The after-tax combined charge is $24.6.

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars)

Reconciliation of EBITDA and Adjusted EBITDA
	Quarter Ended		Nine Months Ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021
Net Earnings Attributable to Hasbro, Inc.	$129.2	$253.2	$332.4	$346.5
Interest Expense	41.9	43.3	125.2	137.3
Income Tax Expense	37.4	68.5	94.1	143.5
Net Earnings (Loss) Attributable to Noncontrolling Interests	(1.0)	1.7	(0.8)	4.0
Depreciation	32.7	48.6	94.4	116.2
Amortization of Intangibles	26.9	27.7	81.2	90.3
EBITDA	$267.1	$443.0	$726.5	$837.8
Non-GAAP Adjustments and Stock Compensation (1)	78.4	19.1	119.4	165.9
Adjusted EBITDA	$345.5	$462.1	$845.9	$1,003.7

(1) Non-GAAP Adjustments and Stock Compensation are comprised of the following:
Stock compensation	$23.1	$19.1	$64.1	$54.6
Loss on disposal of business and related costs	—	—	—	111.3
Operational Excellence charges	55.3	—	55.3	—
Total	$78.4	$19.1	$119.4	$165.9

Adjusted EBITDA by Segment:
Consumer Products	$226.5	$262.5	$325.5	$383.1
Wizards of the Coast and Digital Gaming	111.0	174.2	454.2	499.1
Entertainment	28.2	49.6	90.0	141.4
Corporate and Other	(20.2)	(24.2)	(23.8)	(19.9)
Total Adjusted EBITDA	$345.5	$462.1	$845.9	$1,003.7

Consumer Products:
Operating Profit	$136.8	$210.4	$138.9	$260.5
Other (Expense) Income	39.3	5.7	45.7	13.4
Depreciation	25.1	29.6	64.5	62.2
Amortization of Intangibles	16.6	7.8	51.8	23.4
EBITDA	$217.8	$253.5	$300.9	$359.5
Non-GAAP Adjustments and Stock Compensation	8.7	9.0	24.6	23.6
Adjusted EBITDA	$226.5	$262.5	$325.5	$383.1

Wizards of the Coast and Digital Gaming:
Operating Profit	$102.2	$159.4	$434.2	$462.3
Other (Expense) Income	(1.2)	(0.3)	(4.5)	(1.2)
Depreciation	2.9	11.8	6.7	29.0
Amortization of Intangibles	1.8	—	2.8	—
EBITDA	$105.7	$170.9	$439.2	$490.1
Non-GAAP Adjustments and Stock Compensation	5.3	3.3	15.0	9.0
Adjusted EBITDA	$111.0	$174.2	$454.2	$499.1

Entertainment:
Operating Profit (Loss)	$(28.9)	$22.4	$(2.4)	$(74.3)
Other (Expense) Income	13.5	(1.1)	14.1	24.5
Depreciation	2.3	2.8	7.4	7.8
Amortization of Intangibles	8.3	20.0	26.2	67.1
EBITDA	$(4.8)	$44.1	$45.3	$25.1
Non-GAAP Adjustments and Stock Compensation	33.0	5.5	44.7	116.3
Adjusted EBITDA	$28.2	$49.6	$90.0	$141.4

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars and Shares, Except Per Share Data)

Reconciliation of Net Earnings and Earnings per Share
	Quarter Ended
(all adjustments reported after-tax)	September 25, 2022	Diluted Per Share Amount	September 26, 2021	Diluted Per Share Amount
Net Earnings Attributable to Hasbro, Inc.	$129.2	$0.93	$253.2	$1.83
Acquisition and related costs	3.3	0.02	1.7	0.01
Acquired intangible amortization	14.3	0.10	16.3	0.12
Operational Excellence charges	49.4	0.36	—	—
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$196.2	$1.42	$271.2	$1.96

	Nine Months Ended
(all adjustments reported after-tax)	September 25, 2022	Diluted Per Share Amount	September 26, 2021	Diluted Per Share Amount
Net Earnings Attributable to Hasbro, Inc.	$332.4	$2.39	$346.5	$2.51
Acquisition and related costs	8.9	0.06	5.0	0.04
Acquired intangible amortization	45.5	0.33	55.0	0.40
Loss on disposal of business and related costs	—	—	109.1	0.79
Operational Excellence charges	49.4	0.36	—	—
UK Tax Reform (1)	—	—	39.4	0.28
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$436.2	$3.14	$555.0	$4.01

(1) In the second quarter of 2021, the Company recorded income tax expense of $39.4 as a result of the revaluation of the Company's UK deferred taxes in accordance with Finance Act 2021 enacted by the United Kingdom on June 10, 2021. Effective April 1, 2023, the new law increases the corporate income tax rate to 25% from 19%.